Exhibit 99.1

Execution Version

NOTE PURCHASE

AND EXCHANGE AGREEMENT

Dated as of April 2, 2015

among

VENOCO, INC.,

as the Issuer,

and

THE NOTE PURCHASERS
PARTIES HERETO

i

6.5	Counterparts	23
6.6	Severability	23
6.7	No Third Parties Benefited	23
6.8	Governing Law, Jurisdiction	23
6.9	Submission To Jurisdiction; Waivers	23
6.10	Entire Agreement	24
6.11	NO ORAL AGREEMENTS	24
6.12	WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.	24
6.13	USA PATRIOT Act	25
6.14	Acknowledgments	25
6.15	Survival	25
6.16	Securities Law Representations	25
6.17	Covenant to Provide Notice of Transfers	26

ii

SCHEDULES

Schedule A	Note Purchasers
Schedule 2.1(a)	First Lien Note Purchase
Schedule 2.1(b)	Existing Notes Subject to Exchange and Second Lien Notes Issued in Exchange
Schedule 3.1(c)	Effective Date Security Documents
Schedule 4.21-1	Security Agreement UCC Filing Jurisdictions
Schedule 4.21-2	UCC Financing Statements to Remain on File
Schedule 4.21-3	UCC Financing Statements to be Terminated
Schedule 4.21-4	Mortgage Schedule
Schedule 6.2	Addresses for Notices

EXHIBITS

Exhibit A	Form of Opinion of Bracewell & Giuliani LLP

Exhibit B	Form of Opinion of Diepenbrock Elkin LLP

iii

NOTE PURCHASE AND EXCHANGE AGREEMENT

NOTE PURCHASE AND EXCHANGE AGREEMENT (“Agreement”) dated as of April 2, 2015 is among VENOCO, INC., a Delaware corporation (the “Issuer”), and the Note Purchasers listed in the attached Schedule A.

RECITALS:

WHEREAS, the Issuer has authorized the issue and sale of $175,000,000 aggregate principal amount of 12.00% Senior Secured Notes due 2019 (the “First Lien Notes”), which notes shall be issued pursuant to the First Lien Indenture; and

WHEREAS, the Issuer desires to issue and sell, and each Note Purchaser desires to purchase, First Lien Notes in the principal amount specified opposite such Note Purchaser’s name in Schedule 2.1(a) hereto; and

WHEREAS, the Issuer has previously issued its 8.875% Senior Notes due 2019 (the “Existing Notes”) in aggregate principal amount of $500,000,000 pursuant to the Indenture, dated as of February 15, 2011 (the “Existing Notes Indenture”), among the Issuer, certain guarantors and U.S. Bank National Association, as Trustee; and

WHEREAS, each Note Purchaser beneficially owns Existing Notes; and

WHEREAS, each Note Purchaser desires to convey to the Issuer, and the Issuer desires to receive, a portion of the Existing Notes held by such Note Purchaser in exchange for the Issuer’s 8.875% Senior Secured Notes due 2019 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”), which notes shall be issued pursuant to the Second Lien Indenture; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1          Certain Defined Terms.  The following terms have the following meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

“Audited Financial Statements” means the Issuer’s consolidated financial statements as of and for the years ended December 31, 2013, 2012 and 2011, together with the unqualified independent auditors’ report and opinion of Ernst & Young LLP thereon.

“Bankruptcy Code” means Title 11, United States Code.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” has the meaning given such term in the Indentures.

“Closing” has the meaning specified in Section 2.1(c).

“Closing Date” has the meaning specified in Section 2.1(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the assets and properties subject to the Liens created or purported to be created by the First Lien Security Documents or the Second Lien Security Documents, as applicable.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement” has the meaning given such term in the Indentures.

“Credit Agreement” has the meaning given such term in the Indentures.

“Default” has the meaning given such term in the Indentures.

“Disqualified Stock” has the meaning given such term in the Indentures.

“DTC” means The Depository Trust Company.

“DTC Agreement” means a letter of representations, dated on or before the Closing Date, between the Issuer and DTC.

“Ellwood” means Ellwood Pipeline, Inc., a California corporation and a wholly owned Subsidiary of the Issuer.

“Environmental Claims” means all claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

“Environmental Laws” means all Laws, together with all administrative orders, requests, judgments, licenses, authorizations and permits of, and agreements with, or other requirements of, any Governmental Authorities, in each case relating to environmental or health and safety matters.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” has the meaning given such term in the Indentures.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Exchange Second Lien Notes” has the meaning given such term in the Indentures.

“Existing Indebtedness” means the indebtedness outstanding under the Fifth Amended and Restated Credit Agreement, dated as of October 3, 2012, between the Company, Citibank, N.A., as Administrative Agent, and the lenders thereto.

“Existing Notes” has the meaning specified in the Recitals.

“Existing Notes Indenture” has the meaning specified in the Recitals.

“First Lien Collateral Agent” has the meaning given the term “Collateral Agent” in the First Lien Indenture.

“First Lien Indenture” means that certain indenture, dated as of the date hereof, among the Issuer, the Guarantors and U.S. Bank National Association, as Trustee and First Lien Collateral Agent, governing the First Lien Notes.

“First Lien Mortgages” means the mortgages and deeds of trust listed under the heading “First Lien Mortgages” on Schedule 4.21-4.

“First Lien Pledged Collateral” means “Pledged Collateral” as such term is defined in the First Lien Security Agreement.

“First Lien Secured Parties” has the meaning given the term “Secured Parties” in the First Lien Indenture.

“First Lien Security Agreement” has the meaning given the term “Security Agreement” in the First Lien Indenture.

“First Lien Security Documents” has the meaning given the term “Security Documents” in the First Lien Indenture and includes the First Lien Mortgages.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantors” means, on the date hereof, Whittier Pipeline Corporation, TexCal Energy (LP) LLC, TexCal Energy (GP) LLC and TexCal Energy South Texas L.P.; and “Guarantor” means any of them.

“Hydrocarbon Interests” means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests relating to oil, gas or other liquid or gaseous hydrocarbons wherever located including any reserved or residual interest of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” has the meaning given such term in the Indentures.

“Indentures” means the First Lien Indenture and the Second Lien Indenture, collectively.

“Initial Second Lien Notes” has the meaning given such term in the Indentures.

“Insolvency Proceeding” means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of creditors generally or any substantial portion of creditors; in each case undertaken under U.S. Federal, state or foreign Law, including the Bankruptcy Code.

“Intercreditor Agreement” has the meaning given the term “Initial Intercreditor Agreement” in the First Lien Indenture.

“Law” means any applicable statute, law (including common law), ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.

“Lien” has the meaning given such term in the Indentures.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Issuer and the Guarantors, taken as a whole; (b) a material impairment of the ability of the Issuer or the Guarantors to perform under any Note Document and to avoid any Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Issuer or the Guarantors of any Note Document.

“Maturity Date” means, with respect to the First Lien Notes, the maturity date specified in the First Lien Indenture, and, with respect to the Second Lien Notes, the maturity date specified in the Second Lien Indenture.

“Note Documents” means this Agreement, the Notes, the Indentures, the Security Documents and all other documents delivered to any Note Purchaser in connection herewith.

“Note Exchange” has the meaning specified in Section 2.1(a)(iii).

“Note Purchaser” means each Person party hereto on the Closing Date in such capacity and the successors of such persons, and “Note Purchasers” means all of the foregoing.

“Obligations” means the unpaid principal of and premium, if any, and interest (including interest accruing at the then applicable rate provided herein after the maturity of the Notes and interest accruing at the then applicable rate provided herein after the filing of any petition for an Insolvency Proceeding, or the commencement of any Insolvency Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other advances, debts, liabilities, losses, damages, penalties, actions, judgments, suits, obligations, amounts, costs, expenses, indemnities, covenants and duties arising under any Note Document (including in connection with the Note Exchange) owing by the Issuer to any Note Purchaser, whether primary or secondary, direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel) or otherwise.

“Oil and Gas Properties” means Hydrocarbon Interests now or hereafter owned by the Issuer or any of its Subsidiaries and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and Properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all Property, now owned by the Issuer or any of its Subsidiaries and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum or natural gas wells, buildings, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights of way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by the Issuer.

“Organization Documents” means, for any corporation, the certificate or articles of incorporation and the bylaws of such corporation; for any limited liability company, the certificate of formation or organization and the limited liability company agreement, regulations or operating agreement; and for any limited partnership, the certificate of formation or organization and the agreement of limited partnership, in each case, as amended from time to time.

“Patriot Act” has the meaning specified in Section 6.13.

“Permitted Lien” means, with respect to the First Lien Notes, the definition of “Permitted Liens” specified in the First Lien Indenture, and, with respect to the Second Lien Notes, the definition of “Permitted Liens” specified in the Second Lien Indenture.

“Permitted Third Lien Indebtedness” has the meaning given such term in the Indentures.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Purchase Price” has the meaning specified in Section 2.1(a)(i).

“Requirement of Law” means, as to any Person, any Law, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

“Reserve Report” means the report, dated January 30, 2015, prepared by DeGolyer and MacNaughton, with respect to the net proved Hydrocarbon reserves attributable to the Oil and Gas Properties.

“Responsible Officer” means, with respect to any Person, the chief executive officer, president, chief financial officer, the general counsel, any vice president, the secretary or treasurer of such Person; provided, that, with respect to financial matters, “Responsible Officer” means the chief executive officer, the chief financial officer or the treasurer of such Person.

“Restricted Account” has the meaning given such term in the Indentures.

“SEC” means the Securities and Exchange Commission.

“SEC Filings” means the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended, and all subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC.

“Second Lien Collateral Agent” has the meaning given the term “Collateral Agent” in the Second Lien Indenture.

“Second Lien Indenture” means that certain indenture, dated as of the date hereof, among the Issuer, the Guarantors and U.S. Bank National Association, as Trustee and Second Lien Collateral Agent, governing the Second Lien Notes.

“Second Lien Mortgages” means the mortgages and deeds of trust listed under the heading “Second Lien Mortgages” on Schedule 4.21-4.

“Second Lien Pledged Collateral” means “Pledged Collateral” as such term is defined in the Second Lien Security Agreement.

“Second Lien Secured Parties” has the meaning given the term “Secured Parties” in the Second Lien Indenture.

“Second Lien Security Agreement” has the meaning given the term “Security Agreement” in the Second Lien Indenture.

“Second Lien Security Documents” has the meaning given the term “Security Documents” in the Second Lien Indenture and includes the Second Lien Mortgages.

“Secured Parties” means the First Lien Secured Parties and the Second Lien Secured Parties, collectively.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the First Lien Security Documents and the Second Lien Security Documents, collectively.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of debts and liabilities, including, without limitation, contingent liabilities, subordinated or otherwise, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subject Notes” has the meaning specified Section 2.1(a)(ii).

“Subsidiary” of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.  Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Issuer.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TIA” means the Trust Indenture Act of 1939, as amended.

“UCC” means the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction.

“Unaudited Financial Statements” means the Issuer’s consolidated financial statements as of and for the nine months ended September 30, 2014.

“United States” and “U.S.” each means the United States of America.

1.2                               Other Interpretive Provisions.  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  Unless otherwise specified or the context clearly requires otherwise, the words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement.  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.  The term “including” is not limiting and means “including without limitation.”  The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”  Unless otherwise expressly provided herein, (a) references to documents (including this Agreement and any Note Documents) shall be deemed to include all subsequent amendments, supplements, restatements, amendments and restatements, renewals, substitutions, replacements, assumptions and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Note Document, and (b) references to any law, statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting the statute or regulation.  The recitals, table of contents, captions and headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  This Agreement and other Note Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.  This Agreement and the other Note Documents are the result of negotiations among and have been reviewed by counsel to the Note Purchasers, the Issuer and the other parties, and are the products of all parties.  Accordingly, they shall not be construed against the Note Purchasers merely because of the Note Purchasers’ involvement in their preparation.

1.3                               Accounting Principles. Unless the context otherwise clearly requires or as otherwise modified in this Agreement, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.  References to “consolidated,” when it precedes any accounting term, means such term as it would apply to the Issuer and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

ARTICLE II

TRANSACTION

2.1                               Purchase and Sale of the Notes; Credit Agreement; Note Exchange.

(a)                                 Upon the Closing, the following events will occur in the following order:

(i)                                     Purchase and Sale of the First Lien Notes.  Upon the basis of the representations and warranties and mutual agreements contained herein, and subject to the terms and conditions set forth herein, the Issuer will issue and sell to each Note Purchaser, and each Note Purchaser will purchase from the Issuer, at the Closing, First Lien Notes in the principal amount specified opposite such Note Purchaser’s name in Schedule 2.1(a) at the purchase price of 100% of the principal amount thereof (the “Purchase Price”).

(ii)                                  Upon the issuance of the First Lien Notes, the Credit Agreement and Control Agreement will be duly executed and delivered by the parties thereto.

(iii)                               Exchange of Existing Notes and Issuance of Second Lien Notes. Upon the issuance of the First Lien Notes and execution of the Credit Agreement, in the order set forth above, and upon the basis of the representations and warranties and mutual agreements contained herein, and subject to the terms and conditions set forth herein, at the Closing, each Note Purchaser will deliver to the Issuer the aggregate principal amount of Existing Notes set forth opposite its name on Schedule 2.1(b) (the “Subject Notes”) in exchange for Second Lien Notes in the principal amount set forth opposite such Note Purchaser’s name on Schedule 2.1(b) and the deemed payment of accrued and unpaid interest on such Note Purchaser’s Subject Notes to, but excluding, the Closing Date as set forth opposite such Note Purchaser’s name on Schedule 2.1(b), which interest, for the avoidance of doubt, shall not be payable to such Note Purchaser in cash in connection with or after such exchange (such exchange, the “Note Exchange”). The parties shall effectuate the Note Exchange in the following manner: (a) the Issuer shall issue and deliver to the Trustee, and shall cause the Trustee to authenticate and deliver and hold as custodian for DTC, to be credited to the account of each Note Purchaser, the principal amount of Second Lien Notes set forth opposite such Note Purchaser’s name on Schedule 2.1(b) and (b) each Note Purchaser shall deliver to the Issuer all of its respective Subject Notes by causing its DTC participant to effect a deposit/withdrawal at custodian (DWAC) of such Subject Notes to the Trustee.  Upon such deposit/withdrawal, the Subject Notes will be considered cancelled pursuant to the terms of the Existing Notes Indenture.

For the avoidance of doubt, the above events are contingent upon each other and each form a material term of this Agreement.

(b)                                 Private Placement. The Notes shall be offered and sold to the Note Purchasers without being registered under the Securities Act, in reliance on exemptions thereunder.

(c)                                  Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 3.1, the purchase and issuance of the First Lien Notes, the exchange of the Existing Notes and the issuance of the Second Lien Notes (the “Closing”) shall take place at the offices of Bracewell & Giuliani LLP at 1251 Avenue of the Americas, New York, NY 10020 on April 2, 2015 or at such other time and place as the parties hereto may mutually agree (such location, the “Closing Location” and such date, the “Closing Date”). At the Closing, the Issuer shall deliver to the Trustee or the nominee of DTC, for the account of the respective Note Purchasers, (i) one or more global notes representing the First Lien Notes against delivery by each Note Purchaser of the Purchase Price, and (ii) one or more global notes representing the Second Lien Notes against delivery by each Note Purchaser of its Subject Notes.  Payment of the Purchase Price for the First Lien Notes is payable by wire transfer of immediately available funds in accordance with written wiring instructions provided by the Issuer in advance of the Closing; provided, that such payment obligation shall be reduced to the extent provided by Section 3.1(h).  The global notes representing the Notes shall be registered in the name of Cede & Co., as nominee of DTC, pursuant to the DTC Agreement, and shall be made available for inspection at the Closing Location on the Business Day preceding the Closing Date.

(d)                                 Failure to Deliver Notes.  If, at the Closing Date, the Issuer shall fail to deliver the Notes to the Note Purchasers as provided in sections 2.1(a)(ii)(iii) and 2.1(c), or any of the conditions specified in ARTICLE III shall not have been fulfilled to the applicable Note Purchaser’s reasonable satisfaction or waiver, then each Note Purchaser as to which the condition shall not have been so satisfied or waived shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Note Purchaser may have by reason of such failure or such non-fulfillment, and without affecting the obligations of any other Note Purchaser hereunder.

(e)                                  Tax Treatment; Issue Price.

(i)                                     Subject to issuance of applicable contrary guidance by the Internal Revenue Service or a court of competent jurisdiction, the Issuer and the Note Purchasers agree to treat the Note Exchange, for U.S. federal income Tax purposes, as not resulting in a taxable exchange to the Note Purchasers.  To the extent necessary to establish such intended treatment, the Issuer and the Note Purchasers shall treat this Agreement as constituting a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).  Notwithstanding anything in this Section 2.1(e) to the contrary and for the avoidance of doubt, the said agreement shall not limit either party from taking any position in connection with, compromising or otherwise settling, any proposed deficiency or adjustment by any Governmental Authority based upon, related to or arising out of such agreed treatment, and neither party will be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging such treatment, as applicable.  Each party shall promptly notify the other upon receipt of notice of any pending or threatened Tax audit or assessment challenging such agreed treatment.

(ii)                                  Upon the request of the Issuer, the Note Purchasers and the Issuer shall in good faith determine whether the Second Lien Notes are traded on an established market pursuant to Treasury Regulation Section 1.1273-2(f) and the Note Purchasers shall use commercially reasonable efforts to assist the Issuer in obtaining any quotations and sales prices for Second Lien Notes. To the extent required by applicable law, as determined by the Issuer, the Issuer shall determine the “issue price” (as such term is defined in Section 1273(b)(2) of the Code) of the Second Lien Notes and the Note Purchasers and Issuer shall follow such determination for all income Tax purposes.  If such a determination is made by the Issuer, the Issuer shall promptly inform the Note Purchasers of the “issue price” of the Second Lien Notes.

ARTICLE III

CONDITIONS PRECEDENT

3.1                               Conditions of Effectiveness.  Each Note Purchaser’s obligation to purchase the First Lien Notes and to consummate the Note Exchange is subject to the satisfaction on the Closing Date of (i) receipt by the Note Purchasers of the following, in form and substance reasonably satisfactory to the Note Purchasers (other than as specified in clauses (b) and (e) hereto) and (ii) the concurrent or prior effectiveness of and the closing of the transactions contemplated by the agreements referred to in clause (b) below, subject to the ordering of such transactions set forth in 2.1(a) herein:

(a)                                 Agreement. This Agreement, executed and delivered by a Responsible Officer of the Issuer;

(b)                                 Indentures; Notes. (i) Fully executed copies of the First Lien Indenture and First Lien Notes, and immediately upon the execution thereof, the Second Lien Indenture and the Second Lien Notes and (ii) a certificate executed by a Responsible Officer of the Issuer attaching each such document and certifying such documents as being true, correct and complete in all material respects;

(c)                                  Security Documents; Intercreditor Agreement. The Security Documents listed on the attached Schedule 3.1(c) and the Intercreditor Agreement, in each case, executed and delivered by a Responsible Officer of the Issuer and, where applicable, each of the Guarantors and each other party thereto;

(d)                                 Resolutions; Organization Documents.  (i) A true, correct and complete copy of resolutions of the board of directors of the Issuer authorizing the transactions contemplated hereby, certified as of the Closing Date by the secretary or an assistant secretary of the Issuer and (ii) the Organization Documents of the Issuer and each of the Guarantors as in effect on the Closing Date, certified by the secretary or assistant secretary of the Issuer or the applicable Guarantor as of the Closing Date, with, in the case of the Issuer, the certificate of incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

(e)                                  Credit Agreement. (i) the Credit Agreement and Control Agreement, which will each be executed by all parties thereto immediately upon the execution of the First Lien Indenture and the issuance of the First Lien Notes and (ii) evidence which is reasonably satisfactory to the Note Purchasers that the Restricted Account will be funded substantially contemporaneously with the receipt of 100% of the proceeds from the issuance and sale of the First Lien Notes hereunder in accordance with the terms of such agreements.

(f)                                   Existing Indebtedness. Payment of the Existing Indebtedness in full substantially contemporaneously with the receipt of the proceeds from the issuance and sale of the First Lien Notes hereunder, and after giving effect to the foregoing, the Issuer and Guarantor does not have any debt for borrowed money outstanding other than (1) the First Lien Notes, (2) the Initial Second Lien Notes, (3) indebtedness outstanding under the Credit Agreement and (4) the Existing Notes (other than the Subject Notes).  Immediately upon notice of Trustee’s receipt of the Subject Notes in the Note Exchange, the Company will direct the Trustee to cancel the Subject Notes.

(g)                                  Good Standing Certificates. A good standing certificate dated as of a recent date for the Issuer and each Guarantor from the secretary of state of such Person’s state of organization;

(h)                                 Payment of Fees and Accrued Interest.  Payment in cash in full by the Issuer of all accrued and unpaid interest, fees, costs and expenses owed pursuant to this Agreement (including the payment of costs and expenses pursuant to Section 6.3) from the proceeds of the issuance and sale of the First Lien Notes and the application of any expense deposit, in each case to the extent then due and payable on the Closing Date and an invoice for which has been received by the Issuer at least one Business Day before the Closing Date;

(i)                                     Certificate.  A certificate signed by a Responsible Officer of the Issuer, dated as of the date hereof, stating that (i) the representations and warranties in ARTICLE IV and in the Security Documents delivered on the date hereof are true and correct in all material respects (except for representations and warranties which are qualified by a materiality qualifier, which shall be true and correct in all respects) on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); (ii) no Default or Event of Default exists or shall result from such issuance of the Notes and the proposed or actual use of the proceeds of the issuance of the Notes; and (iii) except as disclosed in SEC Filings, since December 31, 2013 there has occurred no event or circumstance (other than changes in commodity prices) that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(j)                                    Opinions of Counsel.  (i) The executed legal opinion of Bracewell & Giuliani LLP substantially in the form attached hereto as Exhibit A and (ii) the opinion of Diepenbrock Elkin LLP as to the enforceability and perfection of the Liens and security interests created under the First Lien Mortgages and Second Lien Mortgages filed or to be filed in California substantially in the form attached hereto as Exhibit B;

(k)                                 Environmental. (i) An Unsecured Hazardous Materials Undertaking and Indemnity in favor of the Collateral Agent for the benefit of the Secured Parties and (ii) an environmental report in form and substance reasonably satisfactory to the Note Purchasers prepared by E.Vironment, LLC with respect to current public environmental data sources, registers and lists regarding the Issuer and the Guarantors and their respective Oil and Gas Properties;

(l)                                     Insurance Certificates. Insurance certificates from the Issuer’s insurance carriers reflecting the current insurance policies required under Section 4.8 of the Security Agreement (such insurance will be primary and not contributing) including any necessary endorsements to reflect the Collateral Agent as loss payee and additional insured for the ratable benefit of the Secured Parties;

(m)                             Lien Searches. Evidence of the results of a recent lien search in each of the jurisdictions in which UCC financing statements or other filings or recordations should be made to evidence or perfect security interests in any assets of the Issuer and the Guarantors, and such search shall reveal no Liens, other than Permitted Liens, on any of the Property of the Issuer and the Guarantors;

(n)                                 BOE Operational Matters. Evidence that the Issuer is qualified by the United States Department of Interior’s Bureau of Ocean Energy Management to operate its Hydrocarbon Interests comprised of leases covering submerged lands on the federal Outer Continental Shelf;

(o)                                 Filings, Registrations and Recordings. Each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Note Purchasers to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected Lien on the Collateral (with respect to the First Lien Notes) and a second priority perfect Lien on the Collateral (with respect to the Second Lien Notes) described in any Security Document to which the Issuer or any Guarantor is a party, prior and superior in right to any other Person (other than with respect to Permitted Liens, except Liens securing Permitted Third Lien Indebtedness and, in the case of the First Lien Notes, the Initial Second Lien Notes, and the Exchange Second Lien Notes) shall have been filed, registered or recorded or shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation;

(p)                                 Approvals. All government and third party approvals (including any consents) necessary in connection with continuing operations of the Issuer and its Subsidiaries and the transactions contemplated by the Note Documents shall have been obtained and be in full force and effect. No Governmental Authority of competent jurisdiction shall have issued, promulgated, enforced or entered any order, temporary restraining order, preliminary or permanent injunction, or other legal restraint or prohibition that is continuing and which prevents the consummation of the transactions contemplated by the Note Documents;

(q)                                 Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. Arrangements shall have been made for the First Lien Collateral Agent to receive the certificates representing the shares of Capital Stock of the Issuer’s Subsidiaries pledged pursuant to the First Lien Security Agreement and Second Lien Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;

(r)                                    CUSIP Numbers.  The Issuer shall have procured a “CUSIP” number for each series of the Notes.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants to each Note Purchaser on and as of the Closing Date:

4.1                               Organization, Existence and Power.  (a) The Issuer and each of the Guarantors (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation; (ii) has the corporate, limited partnership or limited liability company power and authority to own its Property, carry on its business and to execute, deliver, and perform its obligations under the Note Documents to which it is a party; and (iii) is duly qualified as a foreign corporation, limited partnership or limited liability company and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) the Issuer and each of the Guarantors is in compliance with all Requirements of Law and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business, except where the failure to do so individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

4.2                               Authorization; No Contravention.  The execution, delivery and performance by the Issuer and each of the Guarantors of the Note Documents to which it is a party and the issuance and sale or exchange of the Notes hereunder have been duly authorized by all necessary organizational action, and do not and will not: (a) contravene the terms of any of the Issuer’s or any Guarantor’s Organization Documents; (b) conflict with or result in any breach, or contravention of, or the creation of any Lien (other than the Liens created under the Security Documents) under, any document evidencing any Contractual Obligation to which the Issuer or any Guarantor is a party, or any order, injunction, writ or decree of any Governmental Authority to which the Issuer, any Guarantor or any of their material Property is subject; or (c) violate any Requirement of Law, except in the case of clauses (b) and (c) as would not reasonably be expected to have a Material Adverse Effect.

4.3                               Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary in connection with the execution, delivery or performance by the Issuer and each Guarantor of any Note Document to which it is a party, other than (a) filings necessary to obtain and maintain perfection of Liens contemplated hereunder; (b) routine filings related to the Issuer and the Guarantors and the operation of their business; and (c) such filings as may be necessary in connection with the Note Purchasers’ exercise of remedies hereunder.

4.4                               Binding Effect.  This Agreement and each other Note Document to which the Issuer or any Guarantor is a party constitute the legal, valid and binding obligations of the Issuer and each Guarantor, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.5                               Litigation.  Except as disclosed in the SEC Filings, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Issuer, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Issuer or any Guarantor or any of their respective Properties which (i) purport to affect or pertain to this Agreement or any other Note Document, or any of the transactions contemplated hereby or thereby or (ii) if determined adversely to the Issuer or any Guarantor, would reasonably be expected to have a Material Adverse Effect.  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Note Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

4.6                               No Default.  No Default or Event of Default exists or would be reasonably expected to result from the execution and delivery by the Issuer and each Guarantor of any Note Document to which it is a party or from the consummation of the transactions contemplated by this Agreement.

4.7                               Use of Proceeds; Margin Regulations.  The proceeds of the sale of the First Lien Notes will be not be used for any purpose not permitted by the Notes Documents.  Neither the Issuer nor any Guarantor is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

4.8                               Title to Properties.

(a)                                 The Issuer and each of its Subsidiaries has (x) legal, valid and defensible title to, or valid leasehold interests in, substantially all of the interests in oil and gas properties underlying the estimates of its net proved reserves contained in the Reserve Report, (y) good and marketable title to all other real property owned by the Issuer and its Subsidiaries and (z) good and marketable title to all personal property owned by them, in each of (x), (y) and (z) free and clear of all liens, encumbrances and defects except Permitted Liens or such as do not materially affect the value of the property of the Issuer and its Subsidiaries, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property by the Issuer or any of its Subsidiaries.

(b)                                 All real property and buildings held under lease by the Issuer or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Issuer or any of its Subsidiaries.

(c)                                  The working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Issuer or any of its Subsidiaries reflect in all material respects the right of the Issuer and its Subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Issuer and its Subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling rights and concessions or other property interests was generally consistent with standard industry practices in the areas in which the Issuer or its Subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

4.9                               Gas Imbalances.  Except as disclosed to the Note Purchasers in writing prior to the Closing Date or on the SEC Filings, there are no gas imbalances, take or pay or other prepayments with respect to any of the Oil and Gas Properties in excess of 3% of the PV-10 of the Issuer’s and the Guarantors’ reserves set forth in the SEC Filings in the aggregate which would require the Issuer and the Guarantors to deliver Hydrocarbons produced from any of the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

4.10                        Taxes.  The Issuer and the Guarantors have filed all federal and other material Tax returns and reports required to be filed, and have paid all material Taxes levied or imposed upon them or their Properties or income otherwise due and payable, except for (i) Taxes that are not yet due or delinquent or (ii) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  To the Issuer’s knowledge, (a) there is no proposed Tax assessment against the Issuer and (b) there is no proposed Tax assessment against any Guarantor that would, if made, reasonably be expected to have a Material Adverse Effect.

4.11                        Financial Statements and Condition.

(a)                                 The Audited Financial Statements and the Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the consolidated financial condition of the Issuer and its Subsidiaries, as of the dates thereof and results of operations for the periods covered thereby.

(b)                                 During the period from December 31, 2013 to and including the Closing Date, neither the Issuer nor any Guarantor has consummated any “Asset Sale” (as defined in the Indentures), other than as disclosed in the SEC Filings.

(c)                                  Except as disclosed in the SEC Filings, since December 31, 2013, there has been no event or circumstance (other than changes in commodity prices) that has or could reasonably be expected to have a Material Adverse Effect.

4.12                        Environmental Matters.  The Issuer and the Guarantors conduct in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on their business, operations and Properties (including, without limitation, Oil and Gas Properties), and such Properties (including, without limitation, Oil and Gas Properties) which they are acquiring or planning to acquire and as a result thereof the Issuer has reasonably concluded that, unless specifically disclosed in the SEC Filings, Environmental Laws and Environmental Claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.13                        Regulated Entities.  None of the Issuer, any Guarantor or any Person controlling the Issuer or any Guarantor, is an “investment company” within the meaning of the Investment Company Act of 1940.  None of the Issuer, any Subsidiary (other than Ellwood) or any Person controlling the Issuer or any Guarantor is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Law limiting its ability to incur Indebtedness.

4.14                        Copyrights, Patents, Trademarks and Licenses, etc.  The Issuer and each Guarantor owns or is licensed or otherwise has the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its respective business, without material conflict with the rights of any other Person.  To the best knowledge of the Issuer, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Issuer or any Guarantor infringes upon any rights held by any other Person.  Except as disclosed in the SEC Filings, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Responsible Officers of the Issuer, threatened, and no patent, invention, device, application, principle or any Law is pending or, to the knowledge of the Responsible Officers of the Issuer, proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

4.15                        Subsidiaries.  As of the Closing Date, (i) the Issuer does not have any Subsidiary or any material Equity Interests in any other Person, in each case other than those disclosed in the SEC Filings and (ii) each Subsidiary of the Issuer (other than Ellwood) has executed each Indenture as a Guarantor.

4.16                        Full Disclosure.  None of the representations or warranties made by the Issuer in the Note Documents to which it is a party, as of the date such representations and warranties are made or deemed made, and none of the statements, taken as a whole, contained in (i) any exhibit, report, written statement or certificate furnished by or on behalf of the Issuer in connection with the Note Documents, as of the date furnished or (ii) any SEC Filing at the time it was filed with the SEC contained or contains any untrue statement of a material fact known to the Issuer or omits any material fact known to the Issuer required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

4.17                        Solvency.  The Issuer and its Subsidiaries, on a consolidated basis, are Solvent, and, upon the consummation of the transactions contemplated hereby, the Company and its Subsidiaries, on a consolidated basis, will be Solvent.

4.18                        Labor Matters.  Except to the extent such matters would not result in a Material Adverse Effect, (a) no actual or threatened strikes, labor disputes, slowdowns, walkouts, work stoppages, or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at the Property of the Issuer or any Guarantor exist, (b) hours worked by and payment made to the employees of the Issuer or any Guarantor have not been in violation of the Fair Labor Standards Act or any other applicable laws pertaining to labor matters, (c) all payments due from the Issuer or any Guarantor for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, and (d) except as disclosed in the SEC Filings, the business activities and operations of the Issuer and each Guarantor are in compliance with the Occupational Safety and Health Act and other applicable health and safety laws.

4.19                        Existing Indebtedness.  Other than (i) the Existing Notes (other than the Subject Notes), (ii) the First Lien Notes, (iii) the Initial Second Lien Notes, and (iv) the indebtedness under the Credit Agreement, after giving effect to the transactions contemplated hereby, including the cancellation of the Subject Notes and the repayment of the Existing Indebtedness, neither the Issuer nor any Guarantor has any debt for borrowed money or Disqualified Stock outstanding.

4.20                        Private Offering; No Integration or General Solicitation.

(a)                                 Subject to the accuracy of the representations and warranties of the Note Purchasers set forth in Section 6.16, it is not necessary in connection with the offer and sale of the Notes to the Note Purchasers in the manner contemplated by this Agreement, to register the Notes under the Securities Act or to qualify an indenture related to the Notes under the TIA.

(b)                                 None of the Issuer or its Affiliates or any Person acting on any of their behalf (other than the Note Purchasers their Affiliates or their assignees, as to whom the Issuer makes no representation or warranty), directly or indirectly, has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Notes and require the Notes to be registered under the Securities Act.  None of the Issuer or its Affiliates or any Person acting on any of their behalf (other than the Note Purchasers, their Affiliates or their assignees, as to whom the Issuer makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Notes.  With respect to the Notes, if any, sold in reliance upon the exemption afforded by Regulation S: (i) none of the Issuer or its Affiliates or any Person acting on their behalf (other than the Note Purchasers, their Affiliates or their assignees, as to whom the Issuer makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuer and its Affiliates and each other Person acting on their behalf (other than the Note Purchasers, their Affiliates or their assignees, as to whom the Issuer makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)                                  The Notes are eligible for resale pursuant to Rule 144A under the Securities Act and will not, at the Closing Date, be of the same class of securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

4.21                        Security Documents.

(a)                                 The First Lien Security Agreement is effective to create in favor of the First Lien Collateral Agent, for the benefit of the First Lien Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the First Lien Pledged Collateral described in the First Lien Security Agreement, when any certificated securities or instruments representing such First Lien Pledged Collateral are delivered to the First Lien Collateral Agent, and in the case of the other Collateral described in the First Lien Security Agreement which may be perfected by filing a financing statement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.21-1 (which financing statements may, but with no obligation to do so unless directed by the Note Purchasers, be filed by the First Lien Collateral Agent) at any time and such other filings as are specified on Schedule 3 to the First Lien Security Agreement have been completed (all of which filings may, but with no obligation to do so unless directed by the Note Purchasers, be filed by the First Lien Collateral Agent) at any time, the First Lien Security Agreement shall constitute a fully perfected security interest in, all right, title and interest of the Issuer and each Guarantor party thereto in such Collateral and the proceeds thereof, as security for the Obligations owed to the First Lien Secured Parties, in each case prior and superior in right to any other Person (except Permitted Liens, other than Liens securing the Initial Second Lien Notes, the Exchange Second Lien Notes and Permitted Third Lien Indebtedness). Schedule 4.21-2 lists each effective UCC financing statement that (i) names the Issuer or a Guarantor as debtor and (ii) will remain on file after the Closing Date. As of the date hereof, Schedule 4.21-3 lists each effective UCC financing statement that (i) names the Issuer or a Guarantor as debtor and (ii) arrangements for which have been to terminate on or immediately after the Closing Date.

(b)                                 The Second Lien Security Agreement is effective to create in favor of the Second Lien Collateral Agent, for the benefit of the Second Lien Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Second Lien Pledged Collateral described in the Second Lien Security Agreement, when any certificated securities or instruments representing such Second Lien Pledged Collateral are delivered to the First Lien Collateral Agent, and in the case of the other Collateral described in the Second Lien Security Agreement which may be perfected by filing a financing statement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.21-1 (which financing statements may, but with no obligation to do so unless directed by the Note Purchasers, be filed by the Second Lien Collateral Agent) at any time and such other filings as are specified on Schedule 3 to the Second Lien Security Agreement have been completed (all of which filings may, but with no obligation to do so unless directed by the Note Purchasers, be filed by the Second Lien Collateral Agent) at any time, the Second Lien Security Agreement shall constitute a fully perfected security interest in, all right, title and interest of the Issuer and each Guarantor party thereto in such Collateral and the proceeds thereof, as security for the Obligations owed to the Second Lien Secured Parties, in each case prior and superior in right to any other Person (except Permitted Liens, other than Liens securing Permitted Third Lien Indebtedness, or as set forth in the Intercreditor Agreement).  Schedule 4.21-2 lists each effective UCC financing statement that (i) names the Issuer or a Guarantor as debtor and (ii) will remain on file after the Closing Date. As of the date hereof, Schedule 4.21-3 lists each effective UCC financing statement that (i) names the Issuer or a Guarantor as debtor and (ii) arrangements for which have been made to be terminate on or or immediately after the Closing Date.

(c)                                  Each of the First Lien Mortgages is effective to create in favor of the First Lien Collateral Agent, for the benefit of the First Lien Secured Parties, a legal, valid, binding and enforceable lien on the Mortgaged Properties described therein and proceeds thereof; and when the First Lien Mortgages are filed in the offices specified on Schedule 4.21-4, each First Lien Mortgage shall constitute a fully perfected lien on, and security interest in, all right, title and interest of the Issuer or Guarantor party thereto in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations owed to the First Lien Secured Parties, in each case prior and superior in right to any other Person (other than Persons holding Liens (including Permitted Liens, other than Liens securing the Initial Second Lien Notes, the Exchange Second Lien Notes and Permitted Third Lien Indebtedness) or other encumbrances or rights permitted by the relevant First Lien Mortgage).

(d)                                 Each of the Second Lien Mortgages is effective to create in favor of the Second Lien Collateral Agent, for the benefit of the Second Lien Secured Parties, a legal, valid, binding and enforceable lien on the Mortgaged Properties described therein and proceeds thereof; and when the Second Lien Mortgages are filed in the offices specified on Schedule 4.21-4, each Second Lien Mortgage shall constitute a fully perfected lien on, and security interest in, all right, title and interest of the Issuer or Guarantor party thereto in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations owed to the Second Lien Secured Parties, in each case prior and superior in right to any other Person (other than Persons holding Liens (including Permitted Liens, other than Liens securing Permitted Third Lien Indebtedness) or other encumbrances or rights permitted by the relevant Second Lien Mortgage or as set forth in the Intercreditor Agreement).

(e)                                  As of the Closing Date, the First Lien Mortgages and the Second Lien Mortgages each encumber all of Issuer’s or any of its Restricted Subsidiaries’ right, title and interest in all real properties (x) with a fair market value (as reasonably determined by the Issuer in good faith) in excess of $2,000,000 or (y) containing Proved Reserves with a PV-10 Value in excess of $1,000,000 (as reasonably determined by the Issuer in good faith).

ARTICLE V

OTHER COVENANTS

5.1                               Assistance in Private Resale of Notes.  If requested by the Note Purchasers, upon reasonable notice, the Issuer shall use commercially reasonable efforts to assist the Note Purchasers in completing any sale process undertaken in connection with the private resale of the Notes or any portion thereof to Qualified Institutional Buyers without registration in accordance with Rule 144A under the Securities Act, by: (i) providing direct contact between senior management and advisors and prospective purchasers; (ii) responding to inquiries of, and providing answers to, prospective purchasers; (iii) providing assistance in completion of the prospective purchasers’ due diligence review; and (iv) hosting one or more meetings of prospective purchasers at the Issuer’s facilities or such other location selected by the Issuer; provided that: (a) such assistance shall not be required more than two times per year or more than four times during the term of the Notes or during any blackout period (and it being understood that such assistance will not include a preparation of an offering memorandum or a similar document and that such assistance will otherwise be limited to assistance set forth under items (i) through (iv) above); (b) all reasonable and documented out-of-pocket third party expenses and costs incurred by the Issuer and the Guarantors relating to the provision of such assistance shall be paid by the Notes Purchaser; and (c) no such demand for assistance shall be made by the Note Purchasers until the 60th day following the end of the first full fiscal quarter following the Closing Date.

5.2                               DTC Eligibility.  On and from the Closing Date, the Issuer will use its commercially reasonable efforts, upon issuance thereof and while outstanding, to cause the Notes to be eligible for clearance and settlement through the facilities of the DTC, and to cause the Notes to be evidenced by one or more Global Notes to be issued in the name of Cede & Co., as nominee for the DTC, pursuant to the DTC Agreement and do all other things necessary and appropriate to give effect to the foregoing provisions.

ARTICLE VI

MISCELLANEOUS

6.1                               Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement or any other Note Document, and no consent with respect to any departure by the Issuer therefrom, shall be effective unless the same shall be in writing and signed by the Note Purchasers and the Issuer, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

6.2                               Notices.

(a)                                 All notices, requests and other communications shall be in writing and mailed, faxed, emailed in PDF format or delivered, to the address, email address or facsimile number specified for notices on Schedule 6.2 hereof or, as directed to the Issuer or the Note Purchasers, to such other address as shall be designated by such party in a written notice to the other parties.

(b)                                 All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when received, or transmitted in legible form by facsimile machine (except that, if not faxed during normal business hours for the recipient, shall be deemed to have been given on the opening of business of the next Business Day), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered by hand, upon delivery, or if by email, upon receipt.

6.3                               Costs and Expenses.  The Issuer shall, whether or not the transactions contemplated hereby are consummated, pay or reimburse the Note Purchasers within 30 days after receipt of a reasonably detailed invoice for all costs and expenses incurred by the Note Purchasers (including Attorney Costs) in connection with (i) the issuance and sale or exchange of the Notes hereunder, (ii) the development, preparation, delivery, and execution of (in each case, whether or not consummated) this Agreement, any Note Document and any other documents prepared in connection herewith or therewith or the consummation of the transactions contemplated hereby and thereby, (iii) representation or defense of actual or threatened litigation, legal proceedings, claims or other actions, including, without limitation, any such actions brought in or after any Insolvency Proceeding, against the Note Purchasers in connection with the transactions contemplated by this Agreement, the Note Documents, the Credit Agreement or any other ancillary documents, (iv) at any time when the Note Purchasers and their Affiliates hold or beneficially own a majority of the outstanding principal amount of the outstanding First Lien Notes or Second Lien Notes, any amendment, supplement, waiver or modification to any Note Document (in each case, whether or not consummated), and (v) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement; provided, that Attorney Costs shall only be for one law firm and one local law firm in each relevant jurisdiction without the prior express written consent of the Issuer.

6.4                               Successors and Assigns.  This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of each other party. This Agreement shall be binding upon, and inure solely to the benefit of, the Note Purchasers and the Issuer and their respective permitted successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Note Purchaser shall be deemed a successor or assign by reason merely of such purchase.

6.5                               Counterparts.  This Agreement may be executed in any number of separate counterparts, no one of which need be signed by all parties; each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.  A fully executed counterpart of this Agreement by facsimile or PDF signatures shall be binding upon the parties hereto.

6.6                               Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

6.7                               No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Issuer, the Note Purchasers, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Note Documents.

6.8                               Governing Law, Jurisdiction.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

6.9                               Submission To Jurisdiction; Waivers.  The Issuer hereby irrevocably and unconditionally, and shall cause each of its Subsidiaries to irrevocably and unconditionally:

(a)                                 submits, for itself and its Property, to the exclusive jurisdiction of any State or United States court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement (except for any proceedings instituted in regard to the enforcement of a judgment in any such court), and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that any Note Purchaser may otherwise have to bring any action or proceeding relating to this Agreement against the Issuer or its properties in the courts of any jurisdiction;

(b)                                 waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and

(c)                                  consent to service of process in the manner provided for notices herein. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

6.10                        Entire Agreement.  This Agreement, together with the other Note Documents, embodies the entire agreement and understanding among the Issuer and the Note Purchasers, and supersedes all prior or contemporaneous agreements and understandings of such Persons, oral or written, relating to the subject matter hereof and thereof.

6.11                        NO ORAL AGREEMENTS.  THIS WRITTEN NOTE PURCHASE AND EXCHANGE AGREEMENT, TOGETHER WITH THE OTHER WRITTEN NOTE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

6.12                        WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER

AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.13                        USA PATRIOT Act.  Each Note Purchaser hereby notifies the Issuer that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow such Note Purchaser to identify the Issuer in accordance with said Act.

6.14                        Acknowledgments.  The Issuer hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents;

(b)                                 none of Note Purchasers has any fiduciary relationship with or duty to the Issuer arising out of or in connection with this Agreement or any of the other Note Documents; and

(c)                                  no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Issuer and the Note Purchasers.

6.15                        Survival.  All representations and warranties made by the Issuer herein, in the other Note Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the Note Purchasers and shall survive the execution and delivery of this Agreement and the purchases of the Notes by the Note Purchasers.  The provisions of ARTICLE V and Sections 6.3, 6.8, 6.9, and 6.12 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or enforceability of any term or provision of this Agreement or any other Note Document or any investigation made by or on behalf of any Note Purchaser.

6.16                        Securities Law Representations Each Note Purchaser represents and warrants to the Issuer as follows:

(a)                                 Such Note Purchaser is acquiring its interest in the Notes solely for the account of such Note Purchaser or for one or more separate accounts maintained by such Note Purchaser or for the account of one or more pension or trust funds, for investment purposes only and not with a view towards the resale or distribution thereof in violation of the Securities Act;

(b)                                 Such Note Purchaser is (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and (ii) a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act;

(c)                                  Such Note Purchaser understands and acknowledges that the Notes have not been and will not be registered under the Securities Act or under the securities laws of any state or other jurisdiction and that, unless so registered, the Notes may be resold only pursuant to a valid and available exemption from the registration requirements of the Securities Act and applicable state securities laws; and

(d)                                 Such Note Purchaser understands that for purposes of exempting the Notes from registration under the Securities Act, the Issuer, its Affiliates, and their respective officers, directors and counsel will rely on the representations and warranties of such Note Purchaser contained herein.

6.17                        Covenant to Provide Notice of Transfers. Upon request of the Company, each Note Purchaser will promptly, and in any event no more than five Business Days after such request, provide to the Issuer (a) the principal amount of any previous transfer of a beneficial interest in a Note to a Person other than an Affiliate of such Note Purchaser and (b) the total principal amount of First Lien Notes and Second Lien Notes held by the Note Purchaser, its Affiliates and any other Initial Purchaser Affiliated Party (as defined in the Indentures) related to such Note Purchaser.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized signatories as of the day and year first above written.

ISSUER:

VENOCO, INC.

By:
Name: Mark Depuy
Title: Chief Executive Officer

[Signature Page to Note Purchase and Exchange Agreement]

APOLLO CENTRE STREET PARTNERSHIP, L.P.

By: APOLLO CENTRE STREET ADVISORS (APO DC), L.P., its general partner

By: APOLLO CENTRE STREET ADVISORS (APO DC-GP), LLC, its general partner

By:
Name: Joseph D. Glatt
Title: Vice President

APOLLO CREDIT OPPORTUNITY TRADING FUND III

By: APOLLO CREDIT OPPORTUNITY FUND III LP, its general partner

By: APOLLO CREDIT OPPORTUNITY MANAGEMENT III LLC, its investment manager

By:
Name: Joseph D. Glatt
Title: Vice President

APOLLO FRANKLIN PARTNERSHIP, L.P.

By: APOLLO FRANKLIN ADVISORS (APO DC), L.P., its general partner

By: APOLLO FRANKLIN ADVISORS (APO DC-GP), LLC, its general partner

By:
Name: Joseph D. Glatt
Title: Vice President

[Signature Page to Note Purchase and Exchange Agreement]

APOLLO INVESTMENT CORPORATION

By: APOLLO INVESTMENT MANAGEMENT L.P., its Investment Advisor

By: ACC MANAGEMENT, LLC, its general partner

By:
Name: Joseph D. Glatt
Title: Vice President

APOLLO SK STRATEGIC INVESTMENTS, L.P.

By: APOLLO SK STRATEGIC ADVISORS GP, L.P., its general partner

By: APOLLO SK STRATEGIC ADVISORS, LLC, its general partner

By:
Name: Joseph D. Glatt
Title: Vice President

APOLLO SPECIAL OPPORTUNITIES MANAGED ACCOUNT, L.P.

By: APOLLO SVF MANAGEMENT, L.P., its investment manager

By: APOLLO SVF MANAGEMENT GP, LLC, its general partner

By:
Name: Joseph D. Glatt
Title: Vice President

[Signature Page to Note Purchase and Exchange Agreement]

APOLLO SPN INVESTMENTS I (CREDIT), LLC

By:
Name: Joseph D. Glatt
Title: Vice President

APOLLO ZEUS STRATEGIC INVESTMENTS, L.P.

By: APOLLO ZEUS STRATEGIC ADVISORS, L.P., its general partner

By: APOLLO ZEUS STRATEGIC ADVISORS, LLC, its general partner

By:
Name: Joseph D. Glatt
Title: Vice President

[Signature Page to Note Purchase and Exchange Agreement]

MAST CREDIT OPPORTUNITIES I MASTER FUND LIMITED

By:
Name: Joe Lu
Title: Authorized Signatory

MAST OC I MASTER FUND LP

By: MAST OC I IA LLC, its general partner

By:
Name: Joe Lu
Title: Authorized Signatory

MAST OC I MASTER FUND LP CLASS L

By: MAST OC I IA, LLC, its general partner

By:
Name: Joe Lu
Title: Authorized Signatory

MAST SELECT OPPORTUNITIES MASTER FUND LP

By: MAST SELECT OPPORTUNITIES GP, LLC, its general partner

By:
Name: Joe Lu
Title: Authorized Signatory

[Signature Page to Note Purchase and Exchange Agreement]

VIRTUS ALTERNATIVE INCOME SOLUTIONS FUND

By: MAST CAPITAL MANAGEMENT, LLC, as sub-advisor

By:
Name: Joe Lu
Title: Authorized Signatory

VIRTUS ALTERNATIVE TOTAL SOLUTIONS FUND

By: MAST CAPITAL MANAGEMENT, LLC, as sub-advisor

By:
Name: Joe Lu
Title: Authorized Signatory

[Signature Page to Note Purchase and Exchange Agreement]

Schedule A

NOTE PURCHASERS

Apollo Entities

Apollo Centre Street Partnership, L.P.

Apollo Credit Opportunity Trading Fund III

Apollo Franklin Partnership, L.P.

Apollo Investment Corporation

Apollo SK Strategic Investments, L.P.

Apollo Special Opportunities Managed Account, L.P.

Apollo SPN Investments I (Credit), LLC

Apollo Zeus Strategic Investments, L.P.

Mast Entities

Mast Credit Opportunities I Master Fund Limited

Mast OC I Master Fund, L.P.

Mast OC I Master Fund L.P. CL L

Mast Select Opportunities Master Fund L.P.

Virtus AIS Fund MAST

Virtus ATS Fund MAST

Schedule 2.1(a)

FIRST LIEN NOTE PURCHASE

Principal Amount of First Lien Notes to be Purchased
Apollo Centre Street Partnership, L.P.	$8,150,000.00
Apollo Credit Opportunity Trading Fund III	52,749,000.00
Apollo Franklin Partnership, L.P.	1,568,000.00
Apollo Investment Corporation	40,517,000.00
Apollo SK Strategic Investments, L.P.	2,906,000.00
Apollo Special Opportunities Managed Account, L.P.	13,551,000.00
Apollo SPN Investments I (Credit), LLC	3,574,000.00
Apollo Zeus Strategic Investments, L.P.	6,424,000.00
Mast Credit Opportunities I Master Fund Limited	9,870,000.00
Mast OC I Master Fund, L.P.	23,733,000.00
Mast OC I Master Fund L.P. CL L	3,287,000.00
Mast Select Opportunities Master Fund L.P.	8,671,000.00
Total	$175,000,000.00

Schedule 2.1(a)(ii)

EXISTING NOTES SUBJECT TO EXCHANGE AND
SECOND LIEN NOTES ISSUED IN EXCHANGE

	Principal of Existing Notes to be Exchanged	Accrued Interest of Existing Notes to be Exchanged	Second Lien Notes to be Issued in Exchange
Apollo Centre Street Partnership, L.P.	$8,932,000.00	$103,493.35	$7,003,000.00
Apollo Credit Opportunity Trading Fund III	57,806,000.00	669,786.88	45,319,000.00
Apollo Franklin Partnership, L.P.	1,718,000.00	19,906.13	1,347,000.00
Apollo Investment Corporation	44,402,000.00	514,477.34	34,810,000.00
Apollo SK Strategic Investments, L.P.	3,185,000.00	36,903.98	2,497,000.00
Apollo Special Opportunities Managed Account, L.P.	14,851,000.00	172,075.65	11,643,000.00
Apollo SPN Investments I (Credit), LLC	3,916,000.00	45,373.93	3,070,000.00
Apollo Zeus Strategic Investments, L.P.	7,040,000.00	81,571.11	5,519,000.00
Mast Credit Opportunities I Master Fund Limited	10,693,000.00	123,897.71	8,383,000.00
Mast OC I Master Fund L.P.	25,714,000.00	297,943.12	20,159,000.00
Mast OC I Master Fund L.P. CL L	3,561,000.00	41,260.61	2,792,000.00
Mast Select Opportunities Master Fund, L.P.	9,395,000.00	108,858.04	7,365,000.00
Virtus AIS Fund MAST	332,000.00	3,846.82	260,000.00
Virtus ATS Fund MAST	233,000.00	2,699.73	183,000.00
Total	$191,778,000.00	$2,222,094.40	$150,350,000.00

Schedule 3.1(c)

EFFECTIVE DATE SECURITY DOCUMENTS

See attached.

Schedule 4.21-1

SECURITY AGREEMENT UCC FILING JURISDICTIONS

See attached.

Schedule 4.21-2

UCC FINANCING STATEMENTS TO REMAIN ON FILE

See attached.

Schedule 4.21-3

UCC FINANCING STATEMENTS TO BE TERMINATED

See attached.

Schedule 4.21-4

MORTGAGE SCHEDULE

See attached.

Schedule 6.2

NOTICES

Notices to Issuer may be sent to:

c/o Venoco, Inc.

370 17th Street, Suite 3900

Denver, CO 80202-1370

Attention: Chief Financial Officer and General Counsel

Facsimile No.: (303) 626-8315

Email:  scott.pinsonnault@venocoinc.com and be.donovan@venocoinc.com

With a copy to:

Bracewell & Giuliani LLP

711 Louisiana Street

Suite 2300, Pennzoil Place — South Tower

Houston, TX  77002

Attention:  Charles H. Still Jr.

Email:  charles.still@bgllp.com

Notices to Note Purchasers listed under heading “Apollo Entities” on Schedule A may be sent to:

c/o Apollo Capital Management, L.P.

9 West 57th Street, 37th Floor

New York, NY 10019

Attention:  Joseph D. Glatt

Email:  jglatt@apollolp.com

Notices to Note Purchasers listed under heading “Mast Entities” on Schedule A may be sent to:

c/o Mast Capital Management, LLC

200 Clarendon Street, 51st Floor

Boston, MA  02116

Attention:  Adam Kleinman

Email: akleinman@mastcapllc.com